Calculation of Filing Fee Tables
F-4
BioNTech SE
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary shares, no par value	457(a)	577		$ 48,494.10	0.0001531	$ 7.42
Fees to be Paid	2	Equity	Ordinary shares, no par value	457(a)	478,813		$ 39,777,810.10	0.0001531	$ 6,089.98
Fees Previously Paid	3	Equity	Ordinary shares, no par value	457(a)	14,582,187		$ 1,227,191,482.05		$ 187,883.02
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,267,017,786.25		$ 193,980.42
			Total Fees Previously Paid:						$ 187,883.02
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 6,097.40
Offering Note
[1]	Rule 457(f) Fee Calculation Details

All ordinary shares will be represented by American Depositary Shares ("ADSs"), with each ADS representing one ordinary share. ADSs issuable upon deposit of the ordinary shares registered hereby are registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-233898). Ordinary shares registered hereby are to be issued in connection with the Purchase Agreement by and between the registrant and CureVac N.V. ("CureVac"), dated as of June 12, 2025 (the "Purchase Agreement"), as described in the offer to exchange/prospectus included in this registration statement. The number of registrant ordinary shares registered in this row represents additional ordinary shares to be registered to correct an error in Exhibit 107 filed with the initial filing of this registration statement on August 11, 2025 (the "Initial Fee Table"). The Initial Fee Table understated the number of ordinary shares of CureVac, par value EUR0.12 per share ("CureVac shares"), outstanding as of August 1, 2025 by 8,898 shares as a result of the vesting of certain equity awards following execution of the Purchase Agreement. Accordingly, the number of registrant ordinary shares registered is calculated as the product of (i) 8,898 CureVac shares and (ii) the exchange ratio of 0.06476 registrant ADSs per CureVac share (which exchange ratio represents the maximum fraction of a registrant ADS issuable for each CureVac share pursuant to the terms of the Purchase Agreement). To correct the error, the registrant has elected to use in calculating the maximum aggregate offering price in this row the same price per CureVac share used in the Initial Fee Table ($5.45). Accordingly, solely for the purpose of computing the amount of the registration fee, the proposed maximum aggregate offering price is the product obtained by multiplying (a) the number set forth in clause (i) of this paragraph by (b) $5.45. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions prior to the completion of the transactions contemplated by the Purchase Agreement.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
8,898	$ 5.45	$ 48,494.10			$ 48,494.10

[2]	Rule 457(f) Fee Calculation Details

All ordinary shares will be represented by ADSs, with each ADS representing one ordinary share. ADSs issuable upon deposit of the ordinary shares registered hereby are registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-233898). Ordinary shares registered hereby are to be issued in connection with the Purchase Agreement, as described in the offer to exchange/prospectus included in this registration statement. Since the initial filing of this registration statement, the registrant has elected to calculate CureVac shares outstanding on a fully diluted basis to address any risk of issuance of CureVac shares between now and the consummation of the post-offer reorganization (as described in the offer to exchange/prospectus). Accordingly, the number of registrant ordinary shares registered in this row represents the additional estimated maximum number of registrant ordinary shares issuable under the Purchase Agreement assuming the vesting and/or exercise (as applicable) of all CureVac restricted stock units, performance stock units, and options outstanding. This is calculated as the product of (i) 7,393,645 CureVac shares (the maximum number of CureVac ordinary shares issuable assuming the vesting and/or exercise of all CureVac restricted stock units, performance stock units, and options outstanding) and (ii) the exchange ratio of 0.06476 registrant ADSs per CureVac share (which exchange ratio represents the maximum fraction of a registrant ADS issuable for each CureVac share pursuant to the terms of the Purchase Agreement). Pursuant to Rule 457(c) and Rule 457(f), and solely for the purpose of computing the amount of the registration fee, the proposed maximum aggregate offering price is the product obtained by multiplying (a) the number set forth in clause (i) of this paragraph by (b) $5.38, the average of the high and low prices of CureVac shares on August 29, 2025, as reported on the Nasdaq Global Market. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions prior to the completion of the transactions contemplated by the Purchase Agreement.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
7,393,645	$ 5.38	$ 39,777,810.10			$ 39,777,810.10

[3]	Rule 457(f) Fee Calculation Details

The registrant previously paid registration fees of $187,883.02 in connection with the initial filing of this registration statement on August 11, 2025. As set out in the Initial Fee Table, this was calculated as the product of (i) 225,172,749 CureVac shares and (ii) the exchange ratio of 0.06476 registrant ADSs per CureVac share (which exchange ratio represents the maximum fraction of a registrant ADS issuable for each CureVac share pursuant to the terms of the Purchase Agreement). Pursuant to Rule 457(c) and Rule 457(f), and solely for the purpose of computing the amount of the registration fee in this row, the proposed maximum aggregate offering price was calculated as the product obtained by multiplying (a) the number set forth in clause (i) of this paragraph, by (b) $5.45, the average of the high and low prices of CureVac shares on August 6, 2025, as reported on the Nasdaq Global Market.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
225,172,749	$ 5.45	$ 1,227,191,482.05			$ 1,227,191,482.05

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A